As filed with the Securities and Exchange Commission on _________, 2013

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                           VANGUARD ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

                 Colorado                                 27-2888719
         --------------------------                      ---------------
       (State or other jurisdiction of                  (IRS Employer
       incorporation or organization)                   Identification No.)

          1330 Post Oak Blvd., Suite 1600
                        Houston, TX                         77506
       -------------------------------------             -----------
      (Address of Principal Executive Offices)            (Zip Code)

                         Non-Qualified Stock Option Plan
                              (Full Title of Plan)

                                Warren M. Dillard
                         133 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                          -----------------------------
                     (Name and address of agent for service)

                                 (713) 627-2500
                   -----------------------------------------
         (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange act. (Check one):

Large accelerated filer  [  ]                   Accelerated filer           [  ]

Non-accelerated filer    [  ]                   Smaller reporting company    [X]
(Do not check if a smaller reporting company)

     Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Hart
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

Title                                    Proposed       Proposed
of                                       maximum       maximum
securities                 Amount        offering      aggregate    Amount of
 to be                    to be          price         offering     registration
registered               registered (1)  per share (2) price         fee
--------------------------------------------------------------------------------
fee

Common Stock issuable
   pursuant to
   Non-Qualified
   Stock Option Plan       1,500,000       $0.60        $900,000        $123

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the shares were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on April 10, 2013.

                           VANGUARD ENERGY CORPORATION

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions  to Form S-8, the Prospectus  described below is not required to be filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                       Caption in Prospectus

 1.     Plan Information

   (a)  General Plan Information               Non-Qualified Stock Option Plan

   (b)  Securities to be Offered               Non-Qualified Stock Option Plan

   (c)  Employees who may Participate          Non-Qualified Stock Option Plan
        in the Plan

   (d)  Purchase of Securities Pursuant        Non-Qualified Stock Option Plan
        to the Plan and Payment for
        Securities Offered

   (e) Resale Restrictions                     Resale of Shares by Affiliates

   (f)  Tax Effects of Plan                    Non-Qualified Stock Option Plan
        Participation

   (g)  Investment of Funds                    Not Applicable.

   (h)  Withdrawal from the Plan;              Other Information Regarding the
        Assignment of Interest                 Plan

   (i)  Forfeitures and Penalties              Other Information Regarding the
                                               Plan

   (j)  Charges and Deductions and             Other Information Regarding the
        Liens Therefore                        plan

2.      Registrant Information and Employee    Available Information, Documents
        Plan Annual Information                Incorporated by Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by Vanguard Energy Corporation ("Vanguard") (Commission File No. 333-174194) are incorporated by reference into this prospectus:

     (1) Annual report on Form 10-K for the fiscal year ended September 30, 2012.

     (2)  Report on Form 10-Q for the three months ended December 31, 2012.

     (3)  Report on Form 8-K filed March 25, 2013.


     All documents filed with the Commission by Vanguard pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by Vanguard to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     Vanguard has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Vanguard and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     Vanguard's bylaws authorize indemnification of directors, officers, employees or agents against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, Vanguard has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7 - Exemption for Registration Claimed

     Not applicable.

Item 8 - Exhibits

4   -- Instruments Defining Rights of
       Security Holders

4.1 -- Non-Qualified Stock Option Plan

5   -- Opinion Regarding Legality

l5  -- Letter Regarding Unaudited Interim
       Financial Information                      None

23  -- Consents of Attorneys, Independent Public
       Accountants and Petroleum Engineers

24  -- Power of Attorney                          Included on the signature page
                                                  of this Registration Statement

99  -- Reoffer Prospectus

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 9th day of April, 2013.

                                 VANGUARD ENERGY CORPORATION

                               By:/s/ Warren M. Dillard
                                  -------------------------------------------
                                  Warren M. Dillard, Principal Executive Officer

     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                   Date

/s/ Warren M. Dillard          Principal Executive, Financial     April 9, 2013
----------------------
Warren M. Dillard            and Accounting Officer and Director


/s/ Gerald Bailey                    Director                April 9, 2013
----------------------
Gerald Bailey


/s/ Steven M. Powers                 Director                April 11, 2013
----------------------
Steven M. Powers


                                     Director
----------------------
Rick Wilber

                           VANGUARD ENERGY CORPORATION
                                    FORM S-8
                                    EXHIBITS